UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2022

Weber Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40702	61-1999408
(State of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1415 S. Roselle Road Palatine, Illinois		60067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 934-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	WEBR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01. Other Events.

On October 25, 2022, Weber Inc. (the “Company”) announced that it received a non-binding proposal from BDT Capital Partners, LLC, on behalf of its affiliates BDT Capital Partners Fund I, L.P., BDT Capital Partners Fund 3, L.P., and their respective affiliated funds (collectively, “BDT”), to acquire all the Company’s outstanding shares of Class A common stock that BDT does not currently own, as described in the press release attached hereto as Exhibit 99.1, which is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBER INC.

Date: October 25, 2022

	By:	/s/ Erik Chalut
		Name:	Erik Chalut
		Title:	General Counsel